                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                 BINKS MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 BINKS MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          BINKS MANUFACTURING COMPANY
                            9201 WEST BELMONT AVENUE
                         FRANKLIN PARK, ILLINOIS 60131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 1995

TO THE STOCKHOLDERS OF

    BINKS MANUFACTURING COMPANY:

    Notice is hereby given that the Annual Meeting of Stockholders of BINKS MANUFACTURING COMPANY (the "Company") will be held at the offices of the Company, 9201 West Belmont Avenue, Franklin Park, Illinois, on Tuesday, April 25, 1995 at 10:00 A.M., for the purpose of considering and acting upon the following matters:

    1.  The election of directors of the Company; and

    2. The transaction of such other business as may properly be brought before the meeting.

    Stockholders of record at the close of business on March 3, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    Whether or not you expect to be present at the Annual Meeting, you are requested to execute and return the enclosed proxy.

                                           By order of the Board of Directors,

                                           DORAN J. UNSCHULD, SECRETARY

March 30, 1995

                          BINKS MANUFACTURING COMPANY
            9201 WEST BELMONT AVENUE, FRANKLIN PARK, ILLINOIS 60131

                                 --------------

                                 MARCH 30, 1995
                                 --------------

                                PROXY STATEMENT

    This proxy statement and the accompanying proxy are being furnished for the solicitation of proxies by the Board of Directors of Binks Manufacturing Company (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, April 25, 1995 at 10:00 A.M., at the offices of the Company, 9201 West Belmont Avenue, Franklin Park, Illinois, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy statement and accompanying proxy are being first sent to stockholders on or about March 30, 1995. Solicitation will be by mail and may also be by telephone, telegraph or in person by employees of the Company, who will receive no additional compensation for such solicitation. To assist in the solicitation, the Company has retained Morrow & Co., Inc. at a cost of approximately $5,000 plus the reimbursement of customary expenses. The costs of solicitation will be borne by the Company.

ANNUAL REPORT

    The Annual Report of Binks Manufacturing Company for the fiscal year ended November 30, 1994 is enclosed herewith.

SOLICITATION AND REVOCATION OF PROXIES

    The enclosed proxy may be revoked by the stockholder at any time prior to the voting thereof by delivery of written notice of revocation to the Secretary of the Company. It may also be revoked by a stockholder attending and voting in person at the Annual Meeting or by delivery of a later dated proxy to the Secretary of the Company prior to such voting.

VOTING SECURITIES

    As of March 3, 1995, the record date for stockholders entitled to notice of and to vote at the Annual Meeting, the outstanding voting securities of the Company consisted of 3,088,837 shares of Capital Stock, each share being entitled to one vote on each matter presented at the meeting.

    As of March 3, 1995, the following persons were believed by the Company to beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) more than 5% of the outstanding shares of Capital Stock of the Company:

              NAME AND ADDRESS OF                    NUMBER OF     PERCENT OF
                BENEFICIAL OWNER                     SHARES(A)        CLASS
------------------------------------------------  ---------------  -----------
Burke B. Roche
9201 West Belmont Avenue
Franklin Park, IL 60131                             732,675(b)(c)      23.72%

John Francis Roche, Jr.
  Savings and Profit Sharing Fund
9201 West Belmont Avenue
Franklin Park, IL 60131                             454,212(c)         14.70%

William W. Roche
14340 Proton Road
Dallas, TX 75234                                    264,957(b)          8.58%

Frances R. Watts
434 Clinton Place
River Forest, IL 60305                              313,362(b)         10.14%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401                              203,868(d)          6.6 %

Tweedy, Browne Company L.P.,
TBK Partners, L.P., and
Vanderbilt Partners, L.P.
52 Vanderbilt Avenue
New York, New York 10017                            208,473(e)          6.75%

------------------------
(a) The nature of the beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the following notes.

(b) Includes 259,907 shares held jointly by Messrs. Burke B. and William W. Roche and Mrs. Frances R. Watts as trustees under a voting trust agreement dated December 15, 1948, the term of which has been extended to December 14, 1996 (the "Voting Trust"). The trustees share voting power with respect to these shares, a majority of the trustees being necessary to vote such shares. Of the shares held in the Voting Trust, Mr. Burke B. Roche is the direct beneficial owner of 134,765 shares, Mr. William W. Roche is the direct beneficial owner of 12,749 shares and Mrs. Frances R. Watts is the direct beneficial owner of 1,704 shares. Mrs. Watts is the sister of Messrs. Burke B. and William W. Roche.

(c) Includes 454,212 shares held by the John Frances Roche, Jr. Savings and Profit Sharing Fund of the Company of which Mr. Burke B. Roche is the trustee and exercises sole voting power.

(d)  Based on a Schedule 13G filed with the Commission, dated January 30, 1995.

(e) Based upon a statement on Schedule 13D filed with the Commission, dated October 2, 1993. According to such Schedule 13D, shares beneficially owned by the group comprised of Tweedy, Browne Company L.P. ("TBC"), TBK Partners, L.P. ("TBK") and Vanderbilt Partners, L.P. ("Vanderbilt") include
     (i) 181,164 shares held in accounts of TBC (the "TBC Accounts"), a registered broker-dealer and investment adviser, over which TBC has shared dispositive power over all shares and sole voting power over 159,159 shares, (ii) 23,317 shares held by TBK, a private investment partnership, over which TBK has sole voting and sole dispositive power and (iii) 3,992 shares held by Vanderbilt, a private investment partnership, over which Vanderbilt has sole voting and sole dispositive power. Each of TBC, TBK and Vanderbilt has disclaimed beneficial ownership of the shares held in the TBC Accounts.

                       PROPOSAL 1: ELECTION OF DIRECTORS

INFORMATION REGARDING DIRECTORS

    The Company presently has five directors who are divided into three classes serving staggered three-year terms. Two directors are to be elected at this Annual Meeting to hold office for a term expiring at the 1998 Annual Meeting. Mr. John J. Schornack, who is presently a director of the Company and whose term expires at this Annual Meeting, has been nominated to fill one of such positions. Mr. Jacques DeFreitas has been nominated to fill the vacancy created by Donald G. Meyer, whose term expires at this Annual Meeting and who will not stand for reelection. Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxies for their election.

    Directors shall be elected by a plurality of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

    Although it is not anticipated, if Messrs. DeFreitas and Schornack are unable or unwilling to serve as directors, proxies will be voted for such other person or persons as the Board of Directors may determine.

    Certain information with respect to the directors and executive officers is shown below.

                                                                           CAPITAL STOCK OF THE
                                                                                  COMPANY
                                                                           BENEFICIALLY OWNED ON
                                                                             MARCH 4, 1995(1)
                                                                        ---------------------------
                                                                                       PERCENT OF
                                                                        NUMBER OF     CAPITAL STOCK
                                 DIRECTOR                                SHARES        OUTSTANDING
       ------------------------------------------------------------     ---------     -------------
       BURKE B. ROCHE, age 81, has  been a director of the  Company     732,675(2)           23.72%
        since  1948 and his  present term of  office expires at the
        1996 Annual Meeting. Since 1949, he has been President  and
        Chief Executive Officer of the Company. Mr. Roche is also a director  of certain subsidiaries of the Company, including
        Binks-Bullows,  Ltd.  (Brownhills,  England),  Sames   S.A.
        (Grenoble,  France) and Binks International S.A. (Waterloo,
        Belgium).
       WILLIAM W. ROCHE, age 69, has been a director of the Company     264,957(2)            8.58%
        since 1958 and his  present term of  office expires at  the
        1997  Annual Meeting. During 1994,  Mr. Roche served as the
        Assistant Secretary and Assistant Treasurer of the Company,
        a position he  held since 1952.  He is the  brother of  Mr.
        Burke B. Roche.
       DORAN  J.  UNSCHULD,  age 71,  has  been a  director  of the      5,067(3)          **
        Company since 1982 and his  present term of office  expires at  the 1996 Annual Meeting. Mr. Unschuld has been employed by the Company in various positions since 1952 and has been a Vice President  since 1971 and  Secretary of the  Company since 1965.

                                                                           CAPITAL STOCK OF THE
                                                                                  COMPANY
                                                                           BENEFICIALLY OWNED ON
                                                                             MARCH 4, 1995(1)
                                                                        ---------------------------
                                                                                       PERCENT OF
                                                                        NUMBER OF     CAPITAL STOCK
                                 DIRECTOR                                SHARES        OUTSTANDING
       ------------------------------------------------------------     ---------     -------------
   *   JACQUES  DEFREITAS, age 61, is a nominee for director of the       None             **
        Company. Mr. DeFreitas was  the managing director of  Sames
        S.A.,    an   electrostatic    powder   coating   equipment
        manufacturer in Grenoble,  France and a  subsidiary of  the
        Company,  from 1987 until 1993.  Mr. DeFreitas was employed
        by  Sames  in  various  capacities  from  1961  until   his
        retirement in 1993, and he currently serves on the board of directors of Sames. Mr. DeFreitas holds a Masters Degree in
        Business Law and Economics from the Oporto Business School,
        France.

   *   JOHN  J.  SCHORNACK,  age  64,  has  been  a  director since         1,000          **
        February of  1994 when  he was  appointed by  the Board  of
        Directors  to fill  a vacancy  created by  the death  of J.
        Milton Moon.  His  present  term  expires  at  this  Annual
        Meeting. Mr. Schornack has been the Chief Executive Officer of  KraftSeal Corporation,  a manufacturer  of tamper-proof food  container  lids,  since  1991.  Prior  to  that,  Mr.
        Schornack   was  Vice   Chairman  at  Ernst   &  Young,  an
        international public accounting firm.

       Directors and Executive Officers as a group (8 persons).         744,624(4)           24.11%

------------------------

 * Nominee for election. If elected at this Annual Meeting his term will expire at the Company's 1997 Annual Meeting.

**   Less than 1.0% of the Company's outstanding Capital Stock.

(1) The information contained in this column is based upon information furnished to the Company by the individuals referred to above. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the following notes.

(2) Reference is made to the table on page 2 hereof and the associated notes regarding the nature of Messrs. Burke B. and William W. Roche's beneficial ownership of the Company's Capital Stock.

(3) Includes 4,552 shares held in the Voting Trust described in note (b) on page 2 hereof. Mr. Unschuld's holdings do not include 1,989 shares owned by Mr. Unschuld's wife, of which 1,838 shares are held in the Voting Trust, with respect to which he has neither voting nor investment power.

(4) In addition to the shares beneficially owned by the directors of the Company listed above, two other executive officers of the Company and members of their immediate families beneficially own a total of 16,714 shares, of which 9,456 shares are deposited in the Voting Trust. Of the shares not deposited in such Voting Trust, 5,361 shares are owned by such officers with sole voting and investment power, and 1,897 shares are owned by members of their immediate families.

    Pursuant to Section 16 of the Exchange Act, the Company's officers, directors and holders of more than ten percent of the Company's Capital Stock are required to file reports of their trading in equity securities of the Company with the Commission, the Company and the American Stock Exchange. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during 1994 all filing requirements applicable to its officers, directors, and more than ten percent shareholders were complied with.

EXECUTIVE COMPENSATION

    The following table sets forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, the Chief Executive Officer ("CEO") of the Company and each of the four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year, other than the CEO (collectively referred to herein as the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                ANNUAL
                                                                             COMPENSATION
                         NAME AND                                       ----------------------      ALL OTHER
                    PRINCIPAL POSITION                         YEAR     SALARY($)   BONUS($)    COMPENSATION($)(2)
-----------------------------------------------------------  ---------  ---------  -----------  ------------------
Burke B. Roche                                                    1994    260,607           0           47,240
  President, Chief Executive                                      1993    252,200           0           61,193
  Officer and Director                                            1992    252,200           0           66,961

Doran J. Unschuld                                                 1994    141,257      10,000           24,927
  Vice President, Secretary                                       1993    136,700      10,000           30,492
  and Director                                                    1992    136,700      11,000           31,362

William W. Roche                                                  1994    137,582       9,000          127,634
  Southwest Regional Manager,                                     1993    134,900       9,000           98,821
  Assistant Treasurer, Assistant                                  1992    134,900      11,000           42,615
  Secretary and Director

                                                                  1994    116,973       8,000           34,341
Ernest F. Watts(3)                                                1993    113,200       8,000           33,063
  Vice President of Marketing                                     1992    113,200       9,000           31,912

Stephen R. Kennedy(3)                                             1994    116,737       7,500           38,173
  Marketing Manager of Standard                                   1993    102,700       7,500           34,512
  Equipment, Assistant                                            1992    102,700       7,500           32,964
  Secretary and Assistant
  Treasurer

------------------------

(1) Compensation paid to executive officers for the fiscal year ended November 30, 1994, other than salary, bonus, and other compensation reflected in the table, does not exceed the minimum amounts required to be reported under the Commission's rules.

(2) Includes amounts expensed with respect to post-retirement payments under employment contracts between the Company and the CEO and Named Executive Officers.

(3) Mr. Watts is a nephew of, and Mr. Kennedy is married to a niece of, Messrs. Burke B. and William W. Roche.

PROFIT SHARING PLAN

    All employees of the Company who are over age 21 and have completed one year of service with the Company are eligible to participate in the John Francis Roche, Jr. Savings and Profit Sharing Fund (the "Profit Sharing Plan"), a defined contribution retirement savings program. Participants in the Profit Sharing Plan must contribute at least 2 1/2% but no more than 5% of their compensation, up to a limit of $200.00 per year. The Company will contribute to the Profit Sharing Plan each year the least of (i) 15% of total compensation (as defined in the Profit Sharing Plan), (ii) 18% of the Company's adjusted net income or (iii) six times the total participant contributions.

    The participants' accounts are held under a trust and are invested by the trustee, Burke B. Roche, in accordance with the terms of the Profit Sharing Plan. Participants' interests in the Company's contributions become fully vested and nonforfeitable upon death, disability, attainment of age 60 or after seven years of participation in the Profit Sharing Plan. Upon retirement, other termination or disability, a participant receives the total value of funds resulting from his or her savings and vested Company contributions in either a single payment or substantially equal installments not less frequently than semi-annually. There are 790 participants in the Profit Sharing Plan, including executive officers. There were no Company contributions to the Profit Sharing Plan for the year ended November 30, 1994.

                        REPORT OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

    The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for all employees, including senior management, which are based on the individual's contribution and personal performance. The objectives of the Company's compensation program are to align compensation with business goals and performance, and to enable the Company to attract and retain superior talent and reward performance.

    The Company also believes it is important to align executive officers' interests with the success of the Company by placing a portion of pay at risk, thus making payment dependent upon corporate performance. The compensation of the Company's CEO and Named Executive Officers is reviewed and approved annually by the Company's Board of Directors (the "Board"), and is linked to the Company's financial performance. Fifteen percent or more of executive management's compensation may consist of a bonus which is influenced by the Company's annual performance.

    In determining compensation levels, salary and bonus components are initially reviewed by Burke B. Roche, CEO of the Company. Mr. Roche then makes his recommendations to the full Board of Directors. The Board studies the recommendations, along with other information on individual and corporate performance, and votes on compensation levels for the next fiscal year. Only those members of the Board of Directors who are not officers of the Company vote on matters relating to the compensation of the CEO and Named Executive Officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Company's compensation program consists of a cash salary and annual bonus payment based upon performance. There are two main components to the Company's executive compensation program, both determined by corporate and individual performance:

        - Base salary compensation

        - Annual incentive compensation

    In determining salaries, the CEO and the Board take into account individual experience, individual performance, total contribution to the Company's long term success, and the results of the Company's performance. In 1994, the following measures were considered by the CEO in awarding annual bonuses to those executives whose performance during the year impacted favorably on the results of the Company as a whole: corporate revenues, corporate net income and general corporate performance relative to market conditions in the Company's industry.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The salary of Mr. Burke B. Roche, the Company's CEO, was set at $260,607 for fiscal 1994, an increase of $8,407 over the amount paid in 1993. His salary was determined based on corporate results over the past five years, plus a review of the CEO's individual performance. The increase in Mr. Roche's salary was based upon the Company's improved results in both domestic and foreign operations in 1994, including a 16% increase in net sales and a 157% increase in net earnings as compared to 1993. Mr. Roche elected not to receive a bonus in 1994.

    In making decisions regarding CEO compensation, the Board took into account results of operations of the Company, conditions in the capital goods industry as a whole and Mr. Roche's long-term contributions to the Company. Mr. Roche has been president and CEO of the Company since 1949.

                                          BOARD OF DIRECTORS

                                          Burke B. Roche
                                          William W. Roche
                                          Doran J. Unschuld
                                          Donald G. Meyer
                                          John J. Schornack

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Machine Tools Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Machine Tools Index on November 30, 1989, and reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            BINKS MANUFACTURING COMPANY    S&P 500    S&P MACHINE TOOLS
1989                              100.00     100.00               100.00
1990                               70.20      96.53                57.92
1991                               65.28     116.17                58.26
1992                               68.84     137.62                99.10
1993                               73.47     151.52               109.78
1994                               62.78     153.11                95.35

(1) The S&P 500 Index and the S&P Machine Tools Index were obtained from Standard and Poor's Compustat Services, Inc.

EXECUTIVE RETIREMENT INCOME CONTRACTS

    The Company has entered into individual Executive Retirement Income Contracts with certain executives, including Messrs. Burke B. Roche, Doran J. Unschuld, William W. Roche, Ernest F. Watts and Stephen R. Kennedy, in each case providing for payment of annual retirement benefits to the executive (or his beneficiary in the event of his death) in an amount equal to 1 1/2% of the executive's average annual salary (exclusive of bonuses, profit sharing and other employee benefits) for the five years preceding retirement, multiplied by the number of full fiscal years of service in the employ of the Company. Retirement payments terminate fifteen (ten in the case of Mr. Burke B. Roche) years after retirement or in the event the executive engages in specified competitive activities following retirement. In addition, no retirement benefits are payable if the executive voluntarily resigns prior to age 65 without the consent of the Company, or if he is dismissed by the Company for specified cause.

    The following table shows the amount of annual retirement benefits payable under these arrangements at various levels of final five year average salary and for different years of service.

                               PENSION PLAN TABLE

                                        YEARS OF SERVICE
               -------------------------------------------------------------------
REMUNERATION       5         15         25          35          45          50
-------------  ---------  ---------  ---------  ----------  ----------  ----------
 $   100,000   $   7,500  $  22,500  $  37,500  $   52,500  $   67,500  $   75,000
     125,000       9,375     28,125     46,875      65,625      84,375      93,750
     150,000      11,250     33,750     56,250      78,750     101,250     112,500
     175,000      13,125     39,975     65,625      91,875     118,125     131,250
     200,000      15,000     45,000     75,000     105,000     135,000     150,000
     225,000      16,875     50,625     84,375     118,125     151,875     168,750
     250,000      18,750     56,250     93,750     131,250     168,750     187,500
     275,000      20,625     61,875    103,125     144,375     185,625     206,250

    As of November 30, 1994, the number of full fiscal years of service with the Company for officers named in the Cash Compensation Table and the amount of salary paid to such officers during the fiscal year ended November 30, 1994 are as follows: Burke B. Roche--55 years, $260,607; Doran J. Unschuld--42 years, $141,257; William W. Roche--47 years, $137,582; Ernest F. Watts--35 years, $116,973; and Stephen R. Kennedy--34 years, $116,737. Benefit amounts shown in this table are computed on a straight line annuity basis and are not subject to any deduction for Social Security benefits or other offsets.

CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into individual Employment Security Agreements with current executive officers and certain other key employees, including Messrs. Burke B. Roche, Doran J. Unschuld, William W. Roche, Ernest F. Watts and Stephen
R. Kennedy, in each case providing for severance payments by the Company in the event that within three years after a "change in control" (as defined) either the Company terminates the individual's employment for other than "good cause" (as defined), disability, death, or normal retirement, or the individual terminates his employment for "good reason" (as defined). Subject to certain limitations, the amount of the severance payment equals three (two for employees other than executive officers) times the sum of (i) such employee's annual salary at the rate in effect at the time of termination, plus (ii) the maximum bonus such employee could earn for the fiscal year in which the termination occurs. A "change in control" will in general be deemed to occur where a third person becomes the owner of 20% or more of the Capital Stock of the Company or where a corporate transaction occurs, the effect of which is that persons who were directors of the Company before the transaction cease to constitute a majority of the Board of Directors. If any of the executive officers named above had been terminated following a "change in control" of the Company during the fiscal year ended November 30, 1994, the amount of the severance payment paid to such officer would have been as follows: Burke B. Roche--$781,800;

Doran J. Unschuld--$453,900; William W. Roche--$439,800; Ernest F. Watts--$375,000; and Stephen R. Kennedy--$372,600. All executive officers as a group (six persons) would have been entitled to receive severance payments in the aggregate amount of $2,423,100.

    Pursuant to the provisions of the Binks Death Benefit Plan for Executive Personnel, but subject to the conditions therein set forth, the beneficiaries of each participant may become entitled to receive 120 monthly installments equal to an amount not in excess of one-twelfth of 20% of the average base annual salary of such participant during the period from December 1, 1954 to the date of his retirement or death. Mr. Burke B. Roche is presently the only participant in this plan.

DIRECTORS' FEES

    Each director who is not also an employee receives a director's fee of $15,000 per annum plus reimbursement of expenses relating to attendance at meetings.

    During 1994, Messrs. Burke B. Roche and Doran J. Unschuld each served on the board of directors of Binks-Bullows, Ltd. and received a director's fee of $3,733. Mr. Ernest F. Watts served on the board of directors of Binks Manufacturing Company of Canada, Limited and received a director's fee of $2,500.

INFORMATION REGARDING BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    The Board of Directors held five meetings during 1994. During 1994, the Audit Committee of the Board consisted of Burke B. Roche, Donald G. Meyer and John J. Schornack. It is expected that, as of the date of the Annual Meeting, Jacque DeFreitas will replace Donald G. Meyer on all committees on which Mr. Meyer served. The Audit Committee is responsible for recommending to the Board of Directors the engagement of independent auditors for the Company and reviewing with the independent auditors the plan for and results of the auditing engagement. The Audit Committee also reviews the plan for and results of the Company's internal audits. The Audit Committee met two times during 1994. The Board of Directors does not have a standing nominating committee. All directors attended at least 75% of the meetings of the Board of Directors, and of committees on which they served, held during 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1994, decisions regarding executive compensation were reviewed by the entire Board of Directors. Burke B. Roche, Doran J. Unschuld and William
W. Roche were all executive officers of the Company during fiscal 1994. During fiscal 1994, these officers also served on the Board of Directors of the Company. Although these directors were present during compensation discussions by the Board, they did not vote on compensation decisions regarding themselves or the other Named Executive Officers.

ACCOUNTING INFORMATION

    On March 15, 1995, the Company engaged the accounting firm of Crowe Chizek and Company as its independent accountants for the current fiscal year ending November 30, 1995. This engagement was authorized by the Company's Board of Directors upon the recommendation of the Board's Audit Committee. On March 17, 1995, the Company informed KPMG Peat Marwick LLP ("KPMG"), its independent accountants for the fiscal year ended November 30, 1994, of its action. The accountant's reports on the Company's financial statements for the past two fiscal years preceding the determination not to reappoint KPMG did not contain an adverse opinion or disclaimer of opinion, or a qualification regarding audit scope or accounting principles, except that such reports contained a statement saying: "As discussed in note 13 to the consolidated financial statements, a judgment of $2.75 million was awarded against the Company in a civil action alleging infringement of a patent. The Company is appealing the decision; accordingly, the outcome of this litigation and the amount of damages, if any, that may be ultimately incurred cannot be determined and no provision for any liability has been made in the accompanying consolidated financial statements." Moreover, during the two most recent fiscal years and the subsequent period prior to the change in accountants, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if they were not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report. Furthermore, no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission, occurred during such period. Representatives of Crowe Chizek and Company are expected to be present at the 1995 annual meeting of stockholders. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OTHER MATTERS

    Proxies will be voted for the election of the above named nominees as directors unless otherwise indicated on the proxy. Management does not know of any other matters which are likely to be brought before the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

NOMINATIONS FOR THE BOARD OF DIRECTORS

    The Company's By-Laws provide that written notice of proposed stockholder nominations for the election of directors at an Annual Meeting must be given to the Secretary of the Company no earlier than February 1 and no later than February 25 immediately preceding the meeting. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must contain certain information about that person, including age, business and residence addresses and such other information as would be required to be included in a proxy statement soliciting proxies to nominate that person. If the Chairman of the Annual Meeting determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

OTHER PROPOSALS

    If any stockholder intends to present a proposal to be considered for action at the 1996 Annual Meeting of Stockholders and to be included in the Company's proxy materials, the proposal must be in proper form and received by the Secretary of the Company on or before November 30, 1995, for review and consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

    In addition, the Company's By-Laws require that written notice of proposals by stockholders to be presented at an Annual Meeting be delivered to the Secretary of the Company no earlier than February 1 and no later than February 25 immediately preceding the meeting. Such notice to the Company must set forth
(i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the number of shares beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. If the Chairman of the Annual Meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such business shall not be transacted.

                                          By order of the Board of Directors,
                                          Doran J. Unschuld, Secretary

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED HEREBY WHO SO REQUESTS IN WRITING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED NOVEMBER 30, 1994 (EXCEPT THE EXHIBITS THERETO, WHICH WILL BE PROVIDED UPON PAYMENT OF A REASONABLE CHARGE) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR THE ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, DIRECTED TO THE ATTENTION OF BURKE B. ROCHE, PRESIDENT AND CHIEF EXECUTIVE OFFICER, OR DORAN J. UNSCHULD, SECRETARY.

                          BINKS MANUFACTURING COMPANY

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    Burke B. Roche, Doran J. Unschuld and William W. Roche, or any of them, with full power of substitution, are hereby authorized to vote the shares of Capital Stock of Binks Manufacturing Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, 9201 West Belmont Avenue, Franklin Park, Illinois, on April 25, 1995, at 10:00 A.M., and at all adjournments thereof, as follows:

1. ELECTION OF DIRECTORS
   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

      / / FOR the nominees listed below      / / WITHHOLD authority to vote
          (except as marked to the               for the nominees listed below
          contrary below)

                   Jacques DeFreitas        John J. Schornack

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.



         (Please sign and date this proxy on the reverse side hereof and return promptly using the enclosed envelope.)

                         (continued from reverse side)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL
(1) AS SPECIFIED ON THE REVERSE SIDE.
Please sign your name or names on the signature lines below in the exact form appearing hereon.




                                    ____________________________________________
                                          (Signature(s) of Stockholder(s))

                                    ____________________________________________
                                          (Signature(s) of Stockholder(s))

                                 DATED:____________________________________,1995

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY